                                                               EXHIBIT 4.8


                         SUPPLEMENT TO WARRANT AGREEMENT


         THIS SUPPLEMENT TO WARRANT AGREEMENT ( this "Supplement") is made and entered into as of August 31, 1999, by and among VARI-LITE INTERNATIONAL, INC., a Delaware corporation (the "Company") that is the successor by merger to Vari-Lite International, Inc., a Texas corporation, BROWN BROTHERS HARRIMAN & CO., THE FIRST NATIONAL BANK OF CHICAGO (as successor to NBD Bank), SUNTRUST BANK, ATLANTA, COMERICA BANK-TEXAS (collectively, the "Initial Holders"), and CHASE BANK OF TEXAS, N.A. ("CBT").


                              W I T N E S S E T H:


         WHEREAS, Vari-Lite International, Inc., a Texas corporation, and the Initial Holders entered into a certain Warrant Agreement dated as of July 31, 1996 (the "Warrant Agreement"), pursuant to which Vari-Lite International, Inc. issued to the Initial Holders common stock purchase warrants (the "Initial Warrants") in respect of the Class B Common Stock of Vari-Lite International, Inc.;

         WHEREAS, the Company is the successor by merger to Vari-Lite International, Inc., a Texas corporation and, as a result of such merger transaction, the Initial Warrants now represent the rights of the Initial Holders to purchase shares of the Common Stock of the Company;

         WHEREAS, in consideration of the Initial Holders and CBT entering into a certain Amendment No. 5 to Credit Agreement dated as of August 25, 1999, among the Company, the Initial Holders, CBT, SunTrust Bank, Atlanta, as Agent and Collateral Agent, and Brown Brothers Harriman & Co., as Co-Agent, the Company has agreed to reduce the exercise price as now in effect with respect to the Initial Warrants and to issue to CBT a common stock purchase warrant to purchase 53,824 shares of Common Stock of the Company on the same terms and conditions as the Initial Warrants, after giving effect to such reduction in the exercise price thereof;

         WHEREAS, the Company, the Initial Holders, and CBT are entering into this Supplement for the purposes of effecting the foregoing agreements;

         NOW, THEREFORE, for and in consideration of the premises, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the parties hereto, intending to be legally bound, agree as follows:

1. DEFINED TERMS. Except as otherwise expressly provided herein, capitalized terms used in this Supplement that are defined in the Warrant Agreement are used herein with the respective meanings assigned to such capitalized terms in the Warrant Agreement.

2. ISSUANCE OF WARRANT TO CBT. In consideration of the premises set forth herein, the Company hereby issues to CBT a Common Stock Purchase Warrant (No. A-5), in the form of EXHIBIT A attached to this Supplement (the "CBT Warrant"), representing the right of CBT to purchase 53,824 shares of the Common Stock of the Company, subject to the terms and conditions set forth in the Warrant Agreement, as supplemented hereby, and in the CBT Warrant; PROVIDED, HOWEVER, that the number of Warrant Shares contemplated by this paragraph 2 and the CBT Warrant shall be subject to further adjustment in accordance with the anti-dilution provisions contained in the CBT Warrant. The CBT Warrant shall be subject to the terms and conditions, and entitled to the benefits, of all provisions of the Warrant Agreement, as supplemented hereby, including without limitation, provisions for registration rights granted to each Holder of Warrants.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby restates and reaffirms, as of the date hereof and after giving effect to this Supplement and the issuance of the CBT Warrant, each of the representations and warranties made to each Holder in Section 3 of the Warrant Agreement, except that, with respect to Section 3.05 of the Warrant Agreement, the Company hereby represents and warrants as follows:

                  The Company's Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter ending June 30, 1999 accurately sets forth the respective numbers of authorized and issued and outstanding shares of Common Stock of the Company on a fully diluted basis, other than options issued to employees in the ordinary course of business subsequent to June 30, 1999.

4. REPRESENTATIONS AND WARRANTIES OF CBT. CBT, by its acceptance of the CBT Warrant, represents and warrants that (i) CBT is acquiring the CBT Warrant and the related Warrant Shares for its own account for investment purposes only and not as nominee or agent for any other Person and not for offer or sale in any manner that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said CBT Warrant or Warrant Shares under a registration under the Securities Act or any applicable state securities laws or under an exemption from such registration available under such Act or any applicable state securities laws, and (ii) CBT is an "accredited" investor within the meaning of Regulation D promulgated under the Securities Act.

5. ADDITION OF CBT AS INITIAL HOLDER AND HOLDER. From and after the effective date of this Supplement, CBT shall be deemed an "Initial Holder" and "Holder" for all purposes of the Warrant Agreement and shall be a party to the Warrant Agreement to the same extent, and with the same rights and other effect, as the other Initial Holders at the time of the effectiveness of this Warrant Agreement.

6. REFERENCES TO WARRANTS AND COMMON STOCK. The parties acknowledge and agree that (i) all references in the Warrant Agreement to a "Warrant" or "Warrants" shall include the CBT Warrant, and (ii) all references in the Warrant Agreement and the Warrants to "Class A Common Stock" or "Class B Common Stock" shall be deemed to mean and refer to the Common Stock of the Company. After giving effect to the issuance of the CBT Warrant, the Warrant Shares represented by the issued and outstanding Warrants to the Holders (including
CBT) are as follows:


         HOLDER                                                                 WARRANT SHARES
Brown Brothers Harriman & Co.                                                        53,824

The First National Bank of Chicago                                                   80,761

SunTrust Bank, Atlanta                                                               53,824

Comerica Bank-Texas                                                                  53,824

Chase Bank of Texas, N.A.                                                            53,824


7. RATIFICATION OF WARRANT AGREEMENT. Except as expressly amended and supplemented hereby, all terms, covenants and conditions of the Warrant Agreement shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Warrant Agreement as amended and supplemented hereby.

8. BINDING NATURE. This Supplement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. ENTIRE UNDERSTANDING. This Supplement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11. COUNTERPARTS. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed and delivered by their duly authorized officers as of the date first above written.

                                  VARI-LITE INTERNATIONAL, INC.



                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:



                                  Attest:
                                          ---------------------------------
                                          Name:
                                          Title:

                                                    [CORPORATE SEAL]


                                  PER PRO BROWN BROTHERS HARRIMAN & CO.


                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:


                                  THE FIRST NATIONAL BANK OF CHICAGO



                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:


                                  SUNTRUST BANK, ATLANTA



                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                  COMERICA BANK-TEXAS



                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:


                                  CHASE BANK OF TEXAS, N.A.



                                  By:
                                      -------------------------------------
                                      Name:
                                      Title: